EXHIBIT (i)

March 27, 2006

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

Re:	PIMCO Funds
(File Nos. 33-12113 and 811-5028)

Dear Ladies and Gentlemen:

We have acted as counsel for PIMCO Funds (the “Trust”), a trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, in connection with Post-Effective Amendment No. 105 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) relating to the issuance and sale by the Trust of an indefinite number of authorized Administrative Class and Institutional Class shares of beneficial interest of a new Fund: the PIMCO Small Cap StocksPLUS® TR Fund, under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended (the “Fund”). We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion and we are familiar with the Trust’s Declaration of Trust and its By-Laws, each as amended to date.

Based upon the foregoing, we are of the opinion that the Trust’s shares proposed to be sold pursuant to Post-Effective Amendment No. 105 to the Registration Statement, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the shares of the Fund, as described in Post-Effective Amendment No. 105 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Trust’s Registration Statement to be dated on or about April 1, 2006 and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP